Exhibit (i)(33)
Opinion and Consent of Counsel
[Letterhead of Dechert LLP]
August 14, 2007
Goldman Sachs Trust
71 South Wacker Drive
Chicago, IL 60606
Re:	Goldman Sachs Trust Post-Effective Amendment No. 162 to the Registration Statement on Form N-1A (“Registration Statement”)
Ladies and Gentlemen:
     We have acted as counsel for Goldman Sachs Trust (the “Registrant”), a statutory trust duly organized and validly existing under the laws of the State of Delaware, in connection with the registration statement relating to the issuance and sale by the Registrant of an unlimited number of shares of beneficial interest of Goldman Sachs Inflation Protected Securities Fund, Goldman Sachs Retirement Strategy 2010 Portfolio, Goldman Sachs Retirement Strategy 2015 Portfolio, Goldman Sachs Retirement Strategy 2020 Portfolio, Goldman Sachs Retirement Strategy 2030 Portfolio, Goldman Sachs Retirement Strategy 2040 Portfolio, and Goldman Sachs Retirement Strategy 2050 Portfolio (“shares”), each a series of the Registrant, under the Securities Act of 1933, as amended (the “1933 Act”), and under the Investment Company Act of 1940, as amended. We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion, and we are familiar with the Registrant’s Declaration of Trust and Amended and Restated By-Laws, each as amended to date.
     Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to the Registration Statement, when paid for as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Registrant’s Statement of Additional Information of the Registration Statement to be dated on or about August 14, 2007, and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations thereunder.
Very truly yours,

/s/ Dechert LLP
Dechert LLP